Exhibit 4.3.2

EXECUTION COPY

GUARANTEE AND COLLATERAL AGREEMENT

made by

METAVANTE TECHNOLOGIES, INC.,

as Holdings

METAVANTE CORPORATION,

as Borrower

and certain of its Subsidiaries

in favor of

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of November 1, 2007

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6.8	Subordination	19

SECTION 7.	THE ADMINISTRATIVE AGENT	19
7.1	Administrative Agent’s Appointment as Attorney-in-Fact, etc	19
7.2	Duty of Administrative Agent	20
7.3	Execution of Financing Statements	21
7.4	Authority of Administrative Agent	21

SECTION 8.	MISCELLANEOUS	21
8.1	Amendments in Writing	21
8.2	Notices	21
8.3	No Waiver by Course of Conduct; Cumulative Remedies	21
8.4	Enforcement Expenses; Indemnification	22
8.5	Successors and Assigns	22
8.6	Set-Off	22
8.7	Counterparts	22
8.8	Severability	22
8.9	Section Headings	23
8.10	Integration	23
8.11	GOVERNING LAW	23
8.12	Submission To Jurisdiction; Waivers	23
8.13	Acknowledgements	23
8.14	Additional Grantors	24
8.15	Releases	24
8.16	WAIVER OF JURY TRIAL	24

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices
Schedule 5	Inventory and Equipment Locations
Schedule 6	Intellectual Property
Schedule 7	Commercial Tort Claims

ii

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT, dated as of November 1, 2007, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of November 1, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among METAVANTE TECHNOLOGIES, INC. (“Holdings”), METAVANTE CORPORATION (the “Borrower”), the Lenders and the Administrative Agent.

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights, Money and Supporting Obligations.

(b) The following terms shall have the following meanings:

“Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Borrower Obligations”: the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest (if any) accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Specified Swap Agreement or any Specified Cash Management Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Specified Swap Agreement or any Specified Cash Management Agreement, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required (to the extent required) to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

“Contracts”: any contract or agreement between a Grantor and any Person, or an invoice sent by such Grantor, pursuant to or under which a Receivable shall arise or be created, or which evidences a Receivable.

“Copyrights”: (i) all copyrights and works of authorship arising under the laws of the United States, any other jurisdiction, country or any political subdivision thereof, in any media, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed on Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Foreign Subsidiary”: any Subsidiary of the Borrower organized under the laws of any jurisdiction outside the United States of America.

“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.

“Guarantor Obligations”: with respect to any Guarantor, any and all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document, any Specified Swap Agreement or any Specified Cash Management Agreement to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantors”: the collective reference to each Grantor other than the Borrower.

“Infringement”: infringement, misappropriation, dilution or other violation.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, Copyrights, Patents, Trademarks and any right under any agreement naming any Grantor as licensor or licensee grating any right under any Copyright, Patent or Trademark (including, without limitation, those listed on Schedule 6), and all rights to sue at law or in equity for any Infringement of any of the foregoing, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to Holdings or any of its Subsidiaries.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”: the collective reference to each issuer of any Investment Property.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”: (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Patents”: all (i) letters patent of the United States, any other jurisdiction, country or any political subdivision thereof, (ii) all applications for letters patent of the United States or any other jurisdiction, country or any political subdivision thereof and (iii) reissues, continuations, continuations-in-part, divisions or extensions of the foregoing, similar legal protections related thereto, or rights to obtain the foregoing, in each case, without limitation, any of (i), (ii) or (iii) listed on Schedule 6.

“Pledged Notes”: all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Stock”: the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary (or of a Subsidiary that is a holding company of equity interests in Foreign Subsidiaries to the extent such Subsidiary’s only assets consist of equity interests in Foreign Subsidiaries) be required to be pledged hereunder.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Registered Intellectual Property”: all registrations and applications for registration of Trademarks, Patents and Copyrights.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Restricted Funds”: funds held in a fiduciary capacity by the Borrower or any Loan Party for payment to a third party and any account related thereto, and any funds held in any payroll account, tax withholding account or zero-balance account.

“Secured Parties”: the collective reference to the Administrative Agent, the Lenders and any affiliate of any Lender to which Borrower Obligations or Guarantor Obligations, as applicable, are owed.

“Securities Act”: the Securities Act of 1933, as amended.

“Trademarks”: (i) all trademarks, trade names, brand names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, domain names, service marks, logos and other source or business identifiers, and all goodwill associated therewith or symbolized thereby, now existing or hereafter adopted or acquired, all registrations thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other jurisdiction, country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing listed on Schedule 6, and (ii) the right to obtain all renewals thereof.

1.2 Other Definitional Provisions. (a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2. GUARANTEE

2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until (i) the Commitments have been terminated and (ii) all the Borrower Obligations (other than contingent indemnity obligations with respect to unasserted claims) and the Guarantor Obligations under the guarantee contained in this Section 2 shall have been satisfied by payment in full and no Letter of Credit shall be outstanding (or have been cash collateralized or otherwise subject to arrangements reasonably acceptable to the Administrative Agent), notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

(e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Commitments have been terminated and the Borrower Obligations (other than, in each case, indemnities and other contingent obligations not then due and payable) are paid in full and no Letter of Credit shall be outstanding (or have been cash collateralized or otherwise subject to arrangements reasonably acceptable to the Administrative Agent).

2.2 Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations (other than, in each case, indemnities and other contingent obligations not then due and payable) are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations (other than, in each case, indemnities and other contingent Obligations not then due and payable) shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the same form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, then due in such order as set forth in the Credit Agreement or as set forth in Section 6.5 hereof (as applicable).

2.4 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may reasonably deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office.

SECTION 3. GRANT OF SECURITY INTEREST

Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Contracts;

(d) all Deposit Accounts;

(e) all Documents;

(f) all Equipment;

(g) all Fixtures;

(h) all General Intangibles;

(i) all Instruments;

(j) all Intellectual Property;

(k) all Inventory;

(l) all Investment Property;

(m) all Letter-of-Credit Rights;

(n) all other property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

(o) all books and records pertaining to the Collateral; and

(p) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in and the Collateral shall not include for any purpose any (i) Restricted Funds and any Deposit Accounts in which they are deposited; (ii) in any other property to the extent that such grant of a security interest in such other property (w) is prohibited by any Requirements of Law of a Governmental Authority, (x) requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, (y) constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, or (z) would result in the forfeiture or voiding of a Grantors’ rights in any Trademark application filed in the United States Patent and Trademark Office on the basis of such Grantor’s “intent-to-use” such trademark, unless and until acceptable evidence of use of the Trademark has been filed with and accepted by the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. §§ 1051, et seq.); or (iii) assets subject to a certificate of title statute and other assets that require perfection through “control” as such control can be obtained pursuant to Sections 8-106(c)(2), 8-106(d)(2), 9-104, 9-106(b)(2) or 9-107 of the UCC.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

4.1 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns or has a right to use and transfer each item of the Collateral in which a Lien is purported to be granted hereunder free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses in the ordinary course of business to third parties to use Intellectual Property owned by, licensed to or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each of the Administrative Agent and each Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

4.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon timely completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral (except for Monies) in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor (with respect to Intellectual Property, if and to the extent perfection may be achieved by making such filings and taking such other actions specified in Schedule 3) and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

4.3 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business, as the case may be, are specified on Schedule 4. Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

4.4 Inventory and Equipment. On the date hereof, locations at which are kept Inventory and Equipment (other than mobile goods) with a fair market value at such location in excess of $1,000,000 is set forth on Schedule 5.

4.5 Investment Property. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

(b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c) To the best of Grantor’s knowledge, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock, Pledged Notes (to the extent delivered to the Administrative Agent) and any intercompany notes pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

4.6 Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper in an amount in excess of 1,000,000 which has not been delivered to the Administrative Agent.

(b) None of the obligors on any Receivables with an outstanding amount in excess of $1,000,000 is a Governmental Authority.

4.7 Intellectual Property. (a) Schedule 6 lists all (i) Registered Intellectual Property owned by such Grantor in its own name on the date hereof, and (ii) all Registered Intellectual Property exclusively licensed by such Grantor as of the date hereof, noting in each case the relevant registration, application or serial number, the jurisdiction of registration or application, and, in the case of (ii), the title of the license, the counterparty to such license and the date of such license.

(b) Each Grantor owns, or is licensed or otherwise has the right to use all Intellectual Property necessary for the conduct of its business as currently conducted, free of all Liens (other than Liens permitted by Section 7.3 of the Credit Agreement), except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Each Grantor takes reasonable actions to protect, preserve and maintain such Intellectual Property that is material to the conduct of its business. On the date hereof, all material Registered Intellectual Property owned or, to the knowledge of such Grantor, exclusively licensed by each Grantor is valid and enforceable and has not expired or been abandoned.

(c) Except as set forth in Schedule 6, as of the date hereof, (i) no action or proceeding (other than office actions issued in the ordinary course of prosecution of Intellectual Property) is pending, or, to the knowledge of such Grantor, threatened or imminent, seeking to limit, cancel or challenge the validity, enforceability, ownership or use of any material Intellectual Property owned by such Grantor or such Grantor’s interest therein, and (ii) no holding, decision or judgment has been rendered by any Governmental Authority or arbitrator which would limit, cancel or challenge the validity, enforceability, ownership or use of, or such Grantor’s rights in, any Intellectual Property owned by such Grantor in any respect that could reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect or as set forth in Schedule 6, the use of Intellectual Property by each Grantor does not Infringe the intellectual property rights of any other Person, and, to such Grantor’s knowledge, its Intellectual Property is not being Infringed by any other Person.

(d) Except as set forth on Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any material licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

4.8 Commercial Tort Claims. (a) On the date hereof, except to the extent listed in Section 3.1 above, no Grantor has rights in any Commercial Tort Claim with potential value (as reasonably determined by the Borrower) in excess of $2,500,000.

(b) Upon the filing of a financing statement covering any Commercial Tort Claim referred to in Section 5.11 hereof against such Grantor in the jurisdiction specified in Schedule 3 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor, which security interest shall be prior to all other Liens on such Collateral except for Liens permitted by Section 7.3(a), (b), (e), (g), (h), (r) or (t) of the Credit Agreement which have priority over the Liens on such Collateral by operation of law.

SECTION 5. COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations (other than indemnities and other contingent obligations) shall have been paid in full, no Letter of Credit shall be outstanding (unless cash collateralized or subject to other arrangements reasonably acceptable to the Issuing Bank and the Administrative Agent) and the Commitments shall have terminated:

5.1 Delivery of Instruments, Certificated Securities and Chattel Paper. Any Instrument, Certificated Security or Chattel Paper with a face value in excess of $1,000,000 individually or $2,500,000 in the aggregate (other than checks delivered in the ordinary course of business which will promptly be deposited for collection) shall be promptly delivered to the Administrative Agent, duly endorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

5.2 Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment in accordance with the Credit Agreement and (ii) to the extent requested by the Administrative Agent, insuring such Grantor, the Administrative Agent and the Lenders against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Lenders.

(b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or loss payee, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other material respects to the Administrative Agent.

(c) Upon reasonable request by the Administrative Agent, the Borrower shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance substantially concurrently with each delivery of the Borrower’s audited annual financial statements and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

5.3 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all material claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings would not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

5.4 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described, and subject to the limitations set forth in Section 4.2, and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b) Upon reasonable request by the Administrative Agent, such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property (other than Deposit Accounts, commodities accounts and securities accounts), taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

(d) Notwithstanding the foregoing, this Section 5.4 shall not apply to, and Grantors shall not be required to take any of the actions contemplated herein with respect to, (i) those assets as to which the Administrative Agent shall reasonably determine (x) that the cost of obtaining a security interest therein is excessive in relation to the value of the security to be afforded thereby and (y) in consultation with the Borrower, should be excluded, taking into account the practical operations of the Borrower’s business and its client relationships, (ii) the extent prohibited by applicable law or contractual provisions and (iii) such other assets not constituting Collateral.

5.5 Changes in Locations, Name, etc. Such Grantor will not, except upon 10 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein: (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 4.3; or (ii) change its legal name or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

5.6 Notices. Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

(a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would materially adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b) the occurrence of any other event which could reasonably be expected to materially and adversely effect the aggregate value of the Collateral or on the security interests created hereby.

5.7 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), options or rights in respect of the Capital Stock of any Issuer constituting Pledged Stock, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of such Pledged Stock owned by such Grantor, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the same form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so reasonably requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations, giving effect to the limitation that the Obligations will not be secured by a pledge of more than 65% of the total outstanding Foreign Subsidiary Stock of any Foreign Subsidiary or of a Subsidiary that is a holding company of equity interests in Foreign Subsidiaries to the extent such Subsidiary’s only assets consist of equity interests in Foreign Subsidiaries.

(b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer (except pursuant to a transaction expressly permitted by the Credit Agreement), (ii) dispose of the Investment Property or Proceeds thereof constituting Collateral (except pursuant to a transaction expressly permitted by the Credit Agreement) or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof constituting Collateral, or any interest therein, except for the security interests created by this Agreement or Liens expressly permitted under the Credit Agreement.

(c) In the case of each Grantor which is an Issuer of Pledged Stock, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) with respect to the Investment Property issued by it.

5.8 Receivables. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not during an Event of Default (i) grant any extension of the time of payment of any Receivable, unless the aggregate amount of all Receivables subject to extension in any fiscal year is not in excess of $2,500,000, (ii) compromise or settle any Receivable for materially lesser amount thereof, unless the aggregate amount of all compromised or settled Receivables in any fiscal year is not in excess of $2,500,000, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, unless the aggregate amount of all such released payments in any fiscal year is not in excess of $2,500,000, (iv) allow any credit or discount whatsoever on any Receivable, unless the aggregate amount of all credits or discounts in any fiscal year is not in excess of $2,500,000 or (v) amend, supplement or modify any Receivable in any manner that could materially adversely affect the value thereof.

(b) Such Grantor will deliver to the Administrative Agent a copy of each material written demand, notice or document received by it that questions the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

5.9 Intellectual Property. (a) Except as could not reasonably be expected to result in a Material Adverse Effect, such Grantor (either itself or through licensees) will (i) continue to use each material Trademark owned by such Grantor on each and every trademark class of goods or services applicable to its current business, in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past substantially the quality of products and services offered under such Trademark, (iii) use such Trademark with all appropriate notices of registration and all other legends required by applicable Requirements of Law, (iv) not adopt or use any new mark or any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not knowingly (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b) Such Grantor (either itself or through licensees) will not knowingly do any act, or knowingly omit to do any act, whereby it is reasonably foreseeable any material Patent owned by such Grantor may become forfeited, abandoned or dedicated to the public.

(c) Such Grantor (either itself or through licensees) will not knowingly (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights owned by such Grantor may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) knowingly do any act whereby any material portion of a Copyright owned by such Grantor may fall into the public domain.

(d) Except as could not reasonably be expected to result in a Material Adverse Effect, such Grantor (either itself or through licensees) will not knowingly use any Intellectual Property to infringe the intellectual property rights of any other Person.

(e) Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows that any material Registered Intellectual Property owned by such Grantor may become forfeited, abandoned or dedicated to the public (other than at the end of its statutory term), or of any materially adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any similar office, court or tribunal in any country) regarding such Grantor’s rights in, or the validity, enforceability, ownership or use of, any material Intellectual Property owned by such Grantor including, without limitation, such Grantor’s right to register or to maintain the same.

(f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall acquire, become the exclusive licensee of, or file an application for any Registered Intellectual Property (other than Copyrights) with the United States Patent and Trademark Office or any similar office or agency in any other jurisdiction, country or any political subdivision thereof, such Grantor shall annually report such filing to the Administrative Agent within 90 days after the end of each fiscal year in which such filing occurs. Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall acquire, become the exclusive licensee of, or file an application for any Copyrights with the United States Copyright Office or any similar office or agency in any group of countries, other country or political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within 90 days after the last day of the fiscal year in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the Lenders’ security interest in any Registered Intellectual Property included in the Collateral.

(g) Such Grantor will take all reasonable and necessary steps, as determined in its reasonable business judgment, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other jurisdiction, country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Registered Intellectual Property owned by such Grantor, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h) In the event that any material Intellectual Property owned by such Grantor is Infringed by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for Infringement to seek injunctive relief where appropriate in Grantor’s reasonable business judgment and to recover any and all damages for such Infringement.

5.10 Commercial Tort Claims. (a) If the Grantors or any of them shall at any time acquire a Commercial Tort Claim such Grantor(s) shall, within a reasonable period of time, notify the Administrative Agent in writing signed by such Grantor of the brief details thereof and shall grant to the Administrative Agent and the other Lenders in writing a security interest therein and in the proceeds thereof, all on the terms of this Agreement, and in writing in form and substance reasonably satisfactory to the Administrative Agent. This Section 5.10 shall apply only to Commercial Tort Claims as to which the Grantor(s) holding any such claim has been advised by counsel engaged for the purpose of prosecuting such claim that such claim is reasonably likely to result in a judgment or negotiated settlement in excess of $1,000,000. The Grantor(s) shall have sole control of all aspects of commercial tort claims that are subject to this Section 5.10 unless and until an Event of Default has occurred and is continuing, the Obligations have been accelerated as set forth in Article 8 of the Credit Agreement and the Administrative Agent or the other Lenders have begun exercising rights with respect to other Collateral under this Agreement as set forth in Article 8 of the Credit Agreement.

SECTION 6. REMEDIAL PROVISIONS

6.1 Certain Matters Relating to Receivables. (a) At any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Administrative Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables of the Grantors.

(b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, curtail or terminate said authority (and shall reinstate said authority upon the cure or waiver of such Event of Default). At any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may require any payments of Receivables, when collected by any Grantor, (i) be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the same form received, duly endorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent as collateral security for the Obligations, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At any time after the occurrence and during the continuance of an Event of Default, upon the Administrative Agent’s reasonable request, each Grantor shall deliver to the Administrative Agent copies of (or originals to the extent deemed necessary by the Administrative Agent) all material documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables of such Grantor, including, without limitation, copies of (or originals to the extent deemed necessary by the Administrative Agent) all orders, invoices and shipping receipts.

6.2 Communications with Obligors; Grantors Remain Liable. (a) At any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables or Contracts.

(b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given written notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends and other distributions paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Investment Property; provided, that such rights and powers shall not be exercised in a manner that would reasonably be expected to materially and adversely affect the material rights and remedies of any of the Administrative Agent or the Lenders under this Agreement, the Credit Agreement or any other Loan Document.

(b) To the extent permitted by applicable law, if an Event of Default shall occur and be continuing and the Administrative Agent shall give written notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property (other than dividends, payments and proceeds expressly permitted by the Credit Agreement to be paid to a party other than the Administrative Agent or any other Secured Party), to hold the same as additional collateral security for and make application thereof to the Obligations in the order set forth in Section 6.5, and (ii) the Administrative Agent may have any or all of the Investment Property constituting Collateral registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may or shall, as applicable, thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

(d) Upon the cure or waiver of any Event of Default in accordance with the Credit Agreement, the Administrative Agent shall as soon as practically reasonable (1) take such steps reasonably requested by the applicable Grantor (at the expense of the Borrower) to cause any Investment Property registered pursuant to clause (ii) of this Section 6.3(b) to be registered in the name of the original Grantor in which such Investment Property was registered prior to the Event of Default which has been cured or waived and (2) repay to each Grantor any dividends, interest, principal or other distributions held by the Administrative Agent that such Grantor would otherwise have been permitted to retain pursuant to the terms of paragraph (a) of this Section 6.3 and that were not applied to repay the Obligations.

6.4 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the same form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5 Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations. The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement and the Credit Agreement and may do so at such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election. Subject to the foregoing, the Administrative Agent shall apply such proceeds in the following order:

First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;

Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

Fourth, any balance remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, and upon the sending of a written notice to the Borrower of its intention to exercise remedies hereunder, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon the consummation of any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

6.8 Subordination. Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Administrative Agent, all Indebtedness owing by it to any Subsidiary of the Borrower shall be fully subordinated to the indefeasible payment in full in cash of such Grantor’s Obligations.

SECTION 7. THE ADMINISTRATIVE AGENT

7.1 Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or reasonably desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do, so long as an Event of Default shall have occurred and be continuing, any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and record or have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the Lenders’ security interest in such Intellectual Property;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.6, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Registered Intellectual Property owned by such Grantor throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The reasonable, documented, out-of-pocket expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the then applicable rate per annum at which interest would then be payable under the Credit Agreement on past due ABR Loans under the Revolving Facility by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2 Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the

Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3 Execution of Financing Statements. Pursuant to the New York UCC and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description “all personal property” in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

7.4 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8. MISCELLANEOUS

8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

8.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent (to the same extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement).

(b) Each Guarantor agrees to pay, indemnity and hold each Lender and the Administrative Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement (to the same extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement).

(c) Each Guarantor agrees to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, trustees, agents and controlling persons harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (to the same extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement).

(d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5 Successors and Assigns. This Agreement shall be binding upon the successors and permitted assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

8.6 Set-Off. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon the occurrence and continuance of an Event of Default, to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Grantor. Each Lender agrees promptly to notify the relevant Grantor and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.

8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy, pdf or e-mail), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13 Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan

Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

8.14 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

8.15 Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than indemnities and other contingent obligations) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding (or have been cash collateralized or otherwise subject to arrangements reasonably acceptable to the Administrative Agent), the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of (including without limitation pursuant to the designation of any Subsidiary as an Unrestricted Subsidiary) by any Grantor in a transaction permitted by the Credit Agreement, then Liens created hereby and under any other Loan Documents shall automatically and without any further action by any Person and under any other Loan Documents terminate and the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

8.16 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

METAVANTE TECHNOLOGIES, INC.

By:	/s/ Randall J. Erickson
Name:	Randall J. Erickson
Title:	Vice President and Secretary

METAVANTE CORPORATION

By:	/s/ Navroz J. Daroga
Name:	Navroz J. Daroga
Title:	Secretary

ADVANCED FINANCIAL SOLUTIONS, INC.
ADMINISOURCE COMMUNICATIONS, INC.
BRASFIELD TECHNOLOGY, INC.
ENDPOINT EXCHANGE LLC
GHR SYSTEMS, INC.
KIRCHMAN CORPORATION
LINK2GOV CORP.
MBI BENEFITS, INC.
METAVANTE ACQUISITION COMPANY II, LLC
METAVANTE OPERATIONS RESOURCES CORPORATION
NYCE PAYMENTS NETWORK, LLC
PRIME ASSOCIATES, INC.
PRINTING FOR SYSTEMS, INC.
TREEV LLC
VALUTEC CARD SOLUTIONS, LLC
VECTORSGI, INC.
VICOR, INC.

By:	/s/ Navroz J. Daroga
Name:	Navroz J. Daroga
Title:	Secretary

KIRCHMAN COMPANY, LLC
METAVANTE PAYMENT SERVICES AZ CORPORATION
METAVANTE PAYMENT SERVICES, LLC

By:	/s/ Stacey A. Bruckner
Name:	Stacey A. Bruckner
Title:	Assistant Secretary

Schedule 1

NOTICE ADDRESSES OF GUARANTORS

All Guarantors:

4900 West Brown Deer Rd.

Milwaukee, Wisconsin 53223

1-1

Schedule 2

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Stock:

Grantor	Issuer	Number of Shares / Membership Interests	Certificate No.
Metavante Holding Company, to be renamed Metavante Technologies, Inc.	Metavante Corporation	87,000,000	0002

Metavante Corporation	Metavante Operations Resources Corporation	100	1

Metavante Corporation	Metavante Investments (Mauritius) Limited	43,205,298	6

Metavante Corporation	Metavante Canada Corporation	65	C-1

Metavante Corporation	Printing for Systems, Inc.	100	1*

Metavante Corporation	Metavante Acquisition Company II LLC	100%	Uncertificated

Metavante Corporation	NYCE Payments Network, LLC	100%	Uncertificated

Metavante Corporation	Everlink Payment Services, Inc.	510	C-5

Metavante Corporation	Valutec Card Solutions, LLC	100	1*

Metavante Corporation	Metavante Payment Services, LLC	100	1

Metavante Payment Services, LLC	Metavante Payment Services AZ Corporation	10	1

Metavante Acquisition Company II LLC	AdminiSource Communications, Inc.	100	2

Metavante Acquisition Company II LLC	Kirchman Corporation	100	4

Metavante Acquisition Company II LLC	GHR Systems, Inc.	100	5

Metavante Acquisition Company II LLC	Link2Gov Corp.	100	4

Metavante Acquisition Company II LLC	MBI Benefits, Inc.	100	5

2-1

Grantor	Issuer	Number of Shares / Membership Interests	Certificate No.
Metavante Acquisition Company II LLC	Prime Associates, Inc.	320	12

Metavante Acquisition Company II LLC	Advanced Financial Solutions, Inc.	4,495	37

Metavante Acquisition Company II LLC	VECTORsgi, Inc.	1,000	3

Metavante Acquisition Company II LLC	Vicor, Inc.	100	1

Advanced Financial Solutions, Inc.	TREEV LLC	100%	Uncertificated

Advanced Financial Solutions, Inc.	Endpoint Exchange LLC	10,000	2*

GHR Systems, Inc.	GHR Systems Canada, Inc.	4,563,000	C-1

Kirchman Corporation	Brasfield Technology, LLC	100%	Uncertificated

Kirchman Corporation	Kirchman Company LLC	100	2

*	Certificate is issued under prior name of Issuer.

2-2

Pledged Notes:

Grantor	Issuer of Instrument	Principal Amount of Instrument
Metavante Corporation	Printing for Systems, Inc.	$25,000,000

Metavante Acquisition Company II LLC (successor in interest to Metavante Finance Corp.)	Kirchman Corporation (f/k/a SR Acquisition Corp.)	$135,000,000

Metavante Acquisition Company II LLC (successor in interest to Metavante Finance Corp.)	NYCE Payments Network, LLC (successor by merger to Response Data Corp. f/k/a SED Acquisition Corp.	$25,000,000

Metavante Acquisition Company II LLC	NYCE Payments Network, LLC	$450,000,000

Metavante Acquisition Company II LLC	Advanced Financial Solutions, Inc.	$63,000,000

Metavante Acquisition Company II LLC	VECTORsgi, Inc.	$75,000,000

Metavante Acquisition Company II LLC	Vicor, Inc.	$50,000,000

2-3

Schedule 3

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

Grantor	Filing Office
Kirchman Corporation	Wisconsin Department of Financial Institutions
Metavante Corporation
Printing for Systems, Inc.

Metavante Payment Services AZ Corporation	Arizona Secretary of State

Brasfield Technology, LLC	Delaware Secretary of State
Kirchman Company LLC
Metavante Acquisition Company II LLC
Metavante Operations Resources Corporation
Metavante Payment Services, LLC
Monitise Americas, LLC
NYCE Payments Network, LLC
Prime Associates, Inc.
Valutec Card Solutions, LLC
VECTORsgi, Inc.

MBI Benefits, Inc.	Michigan Department of State

TREEV LLC	Nevada Secretary of State
Vicor, Inc.

Advanced Financial Solutions, Inc.	Oklahoma County Clerk’s Office
Endpoint Exchange LLC

GHR Systems, Inc.	Pennsylvania Department of State

Link2Gov Corp.	Tennessee Secretary of State

AdminiSource Communications, Inc.	Texas Secretary of State

3-1

Real Estate/Fixture Filings:

Grantor	Location:	Filing Office

Owned
Metavante Corporation	Brown Deer Operations Center BDOC 4900 West Brown Deer Road Milwaukee, Wisconsin	Milwaukee County Register of Deeds

	Center for Advanced Product Engineering CAPE 11001 W. Lake Park Drive and adjoining vacant land Milwaukee, Wisconsin	Milwaukee County Register of Deeds

	1165 Arbor Drive Romeoville, Illinois	Will County Recorder of Deeds

Advanced Financial Solutions, Inc.	1200 Sovereign Row Oklahoma City, Oklahoma	Oklahoma County Clerk

	2412 Palmer Circle Norman, Oklahoma	Cleveland County Clerk

Leased
Metavante Corporation	1515 River Center Drive Milwaukee, Wisconsin 53212	Milwaukee County Register of Deeds

Metavante Corporation	5430 Data Court Ann Arbor, Michigan 48108	Washtenaw County Clerk/Register

Metavante Corporation	400 Plaza Secaucus, New Jersey 07094	Hudson County Register of Deeds

VECTORsgi Inc.	15301 Dallas Parkway Addison, Texas 75001	Dallas County Clerk

Metavante Corporation	7737 South Howell Avenue Oak Creek, Wisconsin 53154	Milwaukee County Register of Deeds

Metavante Corporation	4101 West 38th Street Sioux Falls, South Dakota 57106	Minnehaha County Register of Deeds

Metavante Corporation	10850 West Park Place Milwaukee, Wisconsin 53224	Milwaukee County Register of Deeds

Kirchman Corporation	701 East Altamonte Spring Drive Altamonte, Florida 32701	Seminole County Clerk

Kirchman Corporation	711 East Altamonte Spring Drive Altamonte, Florida 32701	Seminole County Clerk

MBI Benefits, Inc.	400 Minuteman Road Andover MA 01810	Commonwealth of Massachusetts

3-2

Grantor	Location:	Filing Office
Metavante Operations Resources Corp.	1525 Washington Street Braintree MA 02184	Norfolk County Register of Deeds

AdminiSource Communications, Inc.	1617 W. Crosby Road Suite 100 and Suite 106 Carrolton TX 75006	Dallas County Clerk

Everlink Payment Services, Inc.	65 Allstate Parkway Suite 100 Markham, Ontario Canada L3R9X1	Minister of France

Advanced Financial Solutions, Inc.	1008 24th Avenue NW Norman OK 73069	Cleveland County Clerk

Patent and Trademark Filings

File Uniform Commercial Code Filings identified above; file intellectual property security agreements with U.S. Patent & Trademark Office and U.S. Copyright Office with respect to Intellectual Property identified on Schedule 6.

Actions With Respect To Pledged Stock

Deliver all certificates, together with executed stock powers, relating to Pledged Stock.

Other Actions

Deliver all Pledged Notes, together with executed allonges.

3-3

Schedule 4

LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Grantor	Jurisdiction of Organization/Formation	Address of Chief Executive Office
AdminiSource Communications, Inc.	Texas	4900 West Brown Deer Rd. Milwaukee, Wisconsin 53223

Advanced Financial Solutions, Inc.	Oklahoma	4900 West Brown Deer Rd. Milwaukee, Wisconsin 53223

Brasfield Technology, LLC	Delaware	4900 West Brown Deer Rd. Milwaukee, Wisconsin 53223

Endpoint Exchange LLC	Oklahoma	4900 West Brown Deer Rd. Milwaukee, Wisconsin 53223

GHR Systems, Inc.	Pennsylvania	4900 West Brown Deer Rd. Milwaukee, Wisconsin 53223

Kirchman Company LLC	Delaware	4900 West Brown Deer Rd. Milwaukee, Wisconsin 53223

Kirchman Corporation	Wisconsin	4900 West Brown Deer Rd. Milwaukee, Wisconsin 53223

Link2Gov Corp.	Tennessee	4900 West Brown Deer Rd. Milwaukee, Wisconsin 53223

MBI Benefits, Inc.	Michigan	4900 West Brown Deer Rd. Milwaukee, Wisconsin 53223

Metavante Corporation	Wisconsin	4900 West Brown Deer Rd. Milwaukee, Wisconsin 53223

Metavante Holding Company, to be renamed Metavante Technologies, Inc.	Wisconsin	4900 West Brown Deer Rd. Milwaukee, Wisconsin 53223

Metavante Payment Services AZ Corporation	Arizona	4900 West Brown Deer Rd. Milwaukee, Wisconsin 53223

Metavante Acquisition Company II LLC	Delaware	4900 West Brown Deer Rd. Milwaukee, Wisconsin 53223

Metavante Operations Resources Corporation	Delaware	4900 West Brown Deer Rd. Milwaukee, Wisconsin 53223

Metavante Payment Services, LLC	Delaware	4900 West Brown Deer Rd. Milwaukee, Wisconsin 53223

NYCE Payments Network, LLC	Delaware	4900 West Brown Deer Rd. Milwaukee, Wisconsin 53223

4-1

Grantor	Jurisdiction of Organization/Formation	Address of Chief Executive Office
Prime Associates, Inc.	Delaware	4900 West Brown Deer Rd. Milwaukee, Wisconsin 53223

Printing for Systems, Inc.	Wisconsin	4900 West Brown Deer Rd. Milwaukee, Wisconsin 53223

TREEV LLC	Nevada	4900 West Brown Deer Rd. Milwaukee, Wisconsin 53223

Valutec Card Solutions, LLC	Delaware	4900 West Brown Deer Rd. Milwaukee, Wisconsin 53223

VECTORsgi, Inc.	Delaware	4900 West Brown Deer Rd. Milwaukee, Wisconsin 53223

Vicor, Inc.	Nevada	4900 West Brown Deer Rd. Milwaukee, Wisconsin 53223

4-2

Schedule 5

LOCATIONS OF INVENTORY AND EQUIPMENT

Grantor	Address/City/State/Zip Code	County
Metavante Corporation	Brown Deer Operations Center BDOC 4900 West Brown Deer Road Milwaukee, Wisconsin 53223	Milwaukee

Metavante Corporation	Center for Advanced Product Engineering CAPE 11001 West Lake Park Drive Milwaukee, Wisconsin 53224	Milwaukee

Metavante Corporation	1165 Arbor Drive Romeoville, Illinois 60446	Will

Advanced Financial Solutions, Inc.	2412 Palmer Circle Norman, Oklahoma 73069-6301	Cleveland

NYCE Payment Network LLC	400 Plaza Secaucus, New Jersey 07094	Hudson

VECTORsgi, Inc.	15301 Dallas Parkway Addison, Texas 75001	Dallas

Metavante Corporation	7737 South Howell Avenue Oak Creek, Wisconsin 53154	Milwaukee

Metavante Corporation	4101 West 38th Street Sioux Falls, South Dakota 57106	Minnehaha

MBI Benefits, Inc.	MBI-Andover 400 Minuteman Road Andover, Massachusetts 01810	Essex

Metavante Operations Resources Corporation	MOR Braintree Data Center 1525 Washington Street Braintree, Massachusetts 02184	Norfolk

AdminiSource Communications Inc.	1617 W. Crosby Road Suites 100 and 106 Carrolton, Texas 75006	Dallas

5-1

Schedule 6

INTELLECTUAL PROPERTY

Issued Patents and Patent Applications:

See attached.

Trademark Registrations and Applications:

See attached.

Copyrights Registrations and Applications:

See attached.

Patent Licenses:

None.

Trademark Licenses:

None.

Copyright Licenses:

None.

6-1

AdminiSource Communications Inc.

Trademark	Reg. (App.) No.	Issue (Filing) Date	Owner
ADMINISOURCE COMMUNICATIONS	2,578,646	06/11/2002	AdminiSource Communications, Inc.[1]

[1]	Correction of clerical error in name (from AdminiSource Communications, Inc. to AdminiSource Communications Inc.) necessary.

6-2

Advanced Financial Solutions, Inc.

Trademark	Reg. (App.) No.	Issue (Filing) Date	Owner
ADVANCED FINANCIAL SOLUTIONS	3,087,390	05/02/2006	Advanced Financial Solutions LLC[2]

AFS	3,156,481	10/17/2006	Advanced Financial Solutions LLC[3]

CHECKPORT	2,778,340	10/28/2003	Advanced Financial Solutions LLC[4]

ENDPOINT EXCHANGE	2,867,462	07/27/2004	Advanced Financial Solutions LLC[5]

DIRECT	3,136,854	08/29/2006	Advanced Financial Solutions, Inc.

Patent Title	Patent No.	Issue Date	Owner
Real time financial instrument image exchange system and method	(10/044,679)	(01/11/2002)	Advanced Financial Solutions LLC[6]

Character recognition, including method and system for processing checks with invalidated MICR lines	6,654,487	11/25/2003	Advanced Financial Solutions LLC[7]

Character recognition, including method and system for processing checks with invalidated MICR lines	7,092,561	08/15/2006	Advanced Financial Solutions LLC[8]

[2]	Title update (to Advanced Financial Solutions, Inc.) necessary.
[3]	Title update (to Advanced Financial Solutions, Inc.) necessary.
[4]	Title update (to Advanced Financial Solutions, Inc.) necessary.
[5]	Title update (to Advanced Financial Solutions, Inc.) necessary.
[6]	Title update (to Advanced Financial Solutions, Inc.) necessary.
[7]	Title update (to Advanced Financial Solutions, Inc.) necessary.
[8]	Title update (to Advanced Financial Solutions, Inc.) necessary.

6-3

GHR Systems, Inc.

Trademark	Reg. (App.) No.	Issue (Filing) Date	Owner
BROKERONESOURCE	(76/505,631)	(04/10/2003)	GHR Systems, Inc.

EN and Design	2,544,404	03/05/2002	GHR Systems, Inc.

ENTELLIGENCE and Design	2,544,403	03/05/2002	GHR Systems, Inc.

ENTELLIGENT and Design	2,677,656	01/21/2003	GHR Systems, Inc.

ENTELLIGENT LENDER and Design	2,677,655	01/21/2003	GHR Systems, Inc.

SUCCESS ORIGINATES HERE	2,964,531	07/05/2005	GHR Systems, Inc.

Patent Title	Patent No.	Issue Date	Owner
System, method and computer program product for online financial products trading	6,233,566	05/15/2001	GHR Systems, Inc.

6-4

Kirchman Company LLC

Trademark	Reg. (App.) No.	Issue (Filing) Date	Owner
KIRCHMAN BANKWAY	2,769,672	09/30/2003	Kirchman Company LLC
THE POP UP BANK	2,931,382	03/08/2005	Kirchman Company LLC

Copyright Title	Reg. No.	Issue Date	Owner
Dimension 3000 [computer software program]	TXu 889084	01/13/1999	Kirchman Company LLC[9]

[9]	Correction to chain of title gap (conversion and name change from Metavante Finance Corporation to Metavante Acquisition Company, LLC) necessary.

6-5

Link2Gov Corp.

Trademark	Reg. (App.) No.	Issue (Filing) Date	Owner
I INCOMETAXPAYMENT. COM and Design	(77/227,198)	(07/11/2007)	Link2Gov Corp.

LINK2GOV	3,052,958	01/31/2006	Link2Gov Corp.

MULTI PAY and Design	3,254,137	06/19/2007	Link2Gov Corp.

PAY1040	2,757,362	08/26/2003	Link2Gov Corp.

PAY1040COM and Design	2,872,356	08/10/2004	Link2Gov Corp.

PAYING TAXES JUST GOT A LITTLE EASIER	3,025,252	12/13/2005	Link2Gov Corp.

Copyright Title	Reg. No.	Issue Date	Owner
Business rules engineered for motor vehicle registration	TX 5439901	09/10/2001	Link2Gov Corporation[10]

Business rules for DL	TX 5541737	09/10/2001	Link2Gov Corporation[11]

Customized algorithms for financial tracking.	TX 5439900	09/10/2001	Link2Gov Corporation[12]

[10]	Correction of clerical error in name (from Link2Gov Corporation to Link2Gov Corp.) necessary.
[11]	Correction of clerical error in name (from Link2Gov Corporation to Link2Gov Corp.) necessary.
[12]	Correction of clerical error in name (from Link2Gov Corporation to Link2Gov Corp.) necessary.

6-6

Copyright Title	Reg. No.	Issue Date	Owner
IVR middleware	TX 5431167	09/10/2001	Link2Gov Corporation[13]

[13]	Correction of clerical error in name (from Link2Gov Corporation to Link2Gov Corp.) necessary.

6-7

MBI Benefits, Inc.

Trademark	Reg. (App.) No.	Issue (Filing) Date	Owner
FLEX CONVENIENCE	2,293,800 (Supplemental Register)	11/16/1999	Med-i-Bank, Inc.[14]

MBI	2,992,363	09/06/2005	Med-i-Bank, Inc.[15]

MBI and Design	2,992,365	09/06/2005	Med-i-Bank, Inc.[16]

POWERED BY MBI	2,992,361	09/06/2005	Med-i-Bank, Inc.[17]

Patent Title	Patent No.	Issue Date	Owner
System and method for distributing payments between multiple accounts	(10/756,571)	(01/13/2004)	MBI Benefits, Inc.

[14]	Title update (name change to MBI Benefits, Inc.) necessary.
[15]	Title update (name change to MBI Benefits, Inc.) necessary.
[16]	Title update (name change to MBI Benefits, Inc.) necessary
[17]	Title update (name change to MBI Benefits, Inc.) necessary.

6-8

Metavante Corporation

Trademark	Reg. (App.) No.	Issue (Filing) Date	Owner
ADVISORWEB	3,025,120	12/13/2005	Metavante Corporation

BANKERINSIGHT	2,549,113	03/19/2002	Metavante Corporation

BANKWAY	(78/825,291)	(02/28/2006)	Metavante Corporation

CARDPRO	1,727,490	10/27/1992	Metavante Corporation

CARDPRO	1,906,392	07/18/1995	Metavante Corporation

CARDPRO	2,334,326	03/28/2000	Metavante Corporation

CARDPRO	2,431,921	02/27/2001	Metavante Corporation

CARDPRO CARD MANAGER	2,403,129	11/14/2000	Metavante Corporation

CONNECTWARE	(77/077,755)	(01/08/2007)	Metavante Corporation

CREATE IT DISPLAY IT PAY IT	2,876,925	08/24/2004	Metavante Corporation

CSF	2,778,873	11/04/2003	Metavante Corporation

CSF	2,778,875	11/04/2003	Metavante Corporation

CSF	2,778,876	11/04/2003	Metavante Corporation

CSF	2,778,877	11/04/2003	Metavante Corporation

6-9

Trademark	Reg. (App.) No.	Issue (Filing) Date	Owner
CSF RE@LTIME	3,197,105	01/09/2007	Metavante Corporation

DESIGNERWEB	3,326,062	10/30/2007	Metavante [18]

ECRITTERS	(76/456,174)	(10/07/2002)	Metavante Corporation

ENDPOINT EXCHANGE and Design	(77/226,118)	(07/10/2007)	Metavante Corporation

EXACTLY WHAT YOU NEED TO KNOW ... TO GROW	2,928,981	03/01/2005	NuEdge Systems, LLC[19]

FASTEST	(77/228,187)	(07/12/2007)	Metavante Corporation

INETBILLER	2,531,158	01/22/2002	Metavante Corporation

INFOMANAGER and Design	3,285,973	08/28/2007	Metavante Corporation

INVESTDESK	2,977,758	07/26/2005	Metavante Corporation

JUST PAY IT	2,836,288	04/27/2004	Metavante Corporation

METAVANTE	(77/055,208)	(12/01/2006)	Metavante Corporation

METAVANTE	2,684,696	02/04/2003	Metavante Corporation

METAVANTE and Design	(77/055,463)	(12/01/2006)	Metavante Corporation

[18]	Correction of clerical error in name (from Metavante to Metavante Corporation) necessary.
[19]	Title update (merger to Metavante Corporation) necessary.

6-10

Trademark	Reg. (App.) No.	Issue (Filing) Date	Owner

MONEYLINE EXPRESS	2,243,242	05/04/1999	Metavante Corporation

NUEDGE	2,678,603	01/21/2003	NuEdge Systems, LLC[20]

POINTS2U	3,122,503	08/01/2006	Metavante Corporation

PRIME	(77/076,074)	(01/04/2007)	Metavante Corporation

PRIMEIQ	(77/075,995)	(01/04/2007)	Metavante Corporation

RETURNTRACK	3,160,598	10/17/2006	Metavante Corporation

Sail Logo	2,892,906	10/12/2004	Metavante Corporation

SENDPOINT	3,290,166	09/11/2007	Metavante Corporation

SMARTBALANCE	2,410,725	12/05/2000	Metavante Corporation

STATUSFACTORY	2,559,478	04/09/2002	Metavante Corporation

TOTAL BILL MANAGEMENT	3,025,704	12/13/2005	Metavante Corporation

TRUSTDESK	2,436,567	03/20/2001	Metavante Corporation

TRUSTWEB	2,915,754	01/04/2005	Metavante Corporation

[20]	Title update (merger to Metavante Corporation) necessary.

6-11

Trademark	Reg. (App.) No.	Issue (Filing) Date	Owner
WEALTHCOMPARE	3,025,482	12/13/2005	Metavante Corporation

WEALTHRM	(78/814,306)	(02/14/2006)	Metavante Corporation

Copyright Title	Reg. No.	Issue Date	Owner
CSF Designer version 5.0	TX 6125082	02/22/2005	Metavante Corporation

CSF Designer, version 4.0	TX 6189432	10/04/2004	Metavante Corporation

CSF designer: version 2.1	TX 5948325	03/08/2004	Metavante Corporation

CSF Designer: version 4.1	TX 6113433	09/23/2004	Metavante Corporation

CSF Messenger: version 2.2	TX 5895616	03/19/2004	Metavante Corporation

CSF workshop 2.3: Workshop 23 workshop.exe	TX 6029332	03/08/2004	Metavante Corporation

CSF, version 4, release 4	TX 5948322	03/12/2004	Metavante Corporation

CSF: version 4.5	TX 5950773	03/08/2004	Metavante Corporation

eCritter characters	VAu 603542	11/12/2002	Metavante Corporation

Metavante CSF communication designer 1.1	TX 5880292	03/31/2003	Metavante Corporation

Metavante CSF communication designer: version 1.0	TX 5950772	03/08/2004	Metavante Corporation

6-12

Copyright Title	Reg. No.	Issue Date	Owner
Metavante CSF communication designer: version 2.0	TX 5898555	04/09/2003	Metavante Corporation

OpenCSF 2.3.	TX 5748421	11/08/2002	Metavante Corporation

Patent Title	Patent (App.) No.	Issue (Filing) Date	Owner
Electronic bill presentation and payment method and system	(09/277,189)	(03/26/1999)	Metavante Corporation[21]

Electronic bill presentment and payment systems and processes	(09/543,938)	(04/06/2000)	Metavante Corporation[22]

Integrated systems for electronic bill presentment and payment	(09/751,265)	(12/29/2000)	Metavante Corporation[23]

Push model internet bill presentment and payment system and method	(09/774,863)	(01/31/2001)	Metavante Corporation[24]

Electronic bill presentment and payment system	(09/852,119)	(05/09/2001)	Metavante Corporation

Event processing and incident response system	(09/930,684)	(08/15/2001)	Metavante Corporation[25]

[21]	Filing and recordation of inventor assignments at the USPTO necessary, unless such assignments have already been filed.
[22]	Filing and recordation of inventor assignments at the USPTO necessary, unless such assignments have already been filed.
[23]	Filing and recordation of inventor assignments at the USPTO necessary.
[24]	Filing and recordation of inventor assignments at the USPTO necessary.
[25]	Filing and recordation of inventor assignments at the USPTO necessary, unless such assignments have already been filed.

6-13

Patent Title	Patent (App.) No.	Issue (Filing) Date	Owner
Electronic bill presentment and payment system that obtains user bill information from biller web sites	(09/999,311)	(11/01/2001)	Metavante Corporation[26]

System and method for performing secure remote real-time financial transactions over a public communications infrastructure with strong authentication	(10/086,793)	03/01/2002)	Metavante Corporation

Integrated bill presentment and payment system and method of operating the same	(10/141,146)	(05/08/2002)	Metavante Corporation

Business combined bill management system and method	(10/141,244)	(05/08/2002)	Metavante Corporation[27]

Methods and systems for transferring funds	(10/210,906)	(08/02/2002)	Metavante Corporation

Multiple balance state account processing	(10/327,803)	(12/20/2002)	Metavante Corporation[28]

A document composition system and method	(10/340,428)	(01/10/2003)	Metavante Corporation

Business to business network management system and method	(10/357,433)		Metavante Corporation[29]

Bill payment payee information management system and method	(10/405,371)	(05/02/2003)	Metavante Corporation

[26]	Filing and recordation of inventor assignments at the USPTO necessary, unless such assignments have already been filed.
[27]	Filing and recordation of inventor assignments at the USPTO necessary, unless such assignments have already been filed.
[28]	Filing and recordation of inventor assignments at the USPTO necessary, unless such assignments have already been filed.
[29]	Filing and recordation of inventor assignments at the USPTO necessary, unless such assignments have already been filed.

6-14

Patent Title	Patent (App.) No.	Issue (Filing) Date	Owner
Bill payment payee information management system and method	(10/405,570)	(04/02/2003)	Metavante Corporation

Integrated payment system and method	(10/423,842)	(04/25/2003)	Metavante Corporation

E-critter game for teaching personal values and financial responsibility to a child	(10/790,600)	(03/01/2004)	Metavante Corporation[30]

Methods and systems for secure transmission of identification information over public networks	(11/067,306)	(02/25/2005)	Metavante Corporation

System and method for locking and unlocking a financial account card	(11/217,018)	(08/31/2005)	Metavante Corporation

Commitment process project management method	(11/274,757)	(11/14/2005)	Metavante Corporation

Account control method and system that allows only eligible and authorized items to be purchased using the account	(11/285,053)	(11/22/2005)	Metavante Corporation and Humana, Inc.

Disposable payment account	(11/331,844)	(01/13/2006)	Metavante Corporation

Healthcare debit card linked to healthcare-related and non-healthcare-related financial accounts	(11/364,514)	(02/28/2006)	Metavante Corporation

Predictive authorization techniques	(11/382,620)	(05/10/2006)	Metavante Corporation[31]

Methods and systems for adjudication and processing of claims	(11/396,235)	(03/21/2006)	Metavante Corporation

[30]	Filing and recordation of inventor assignments at the USPTO necessary, unless such assignments have already been filed.
[31]	Filing and recordation of inventor assignments at the USPTO necessary, unless such assignments have already been filed.

6-15

Patent Title	Patent (App.) No.	Issue (Filing) Date	Owner
Healthcare eligibility transactions	(11/460,208)	(07/26/2006)	Metavante Corporation[32]

Combined payment/access-control invention	(11/468,169)	(08/29/2006)	Metavante Corporation[33]

Authorization system and method	(11/494,958)	(07/28/2006)	Metavante Corporation[34]

Pressure sealed point of sale card package	(11/503,229)	(08/11/2006)	Metavante Corporation[35]

System and method for automated notification	(11/548,864)	(07/20/2006)	Metavante Corporation[36]

Methods and systems for substantiation of healthcare expenses	(11/551,559)	(10/20/2006)	Metavante Corporation[37]

Centralized EOB archiving	(11/627,113)	(01/25/2007)	Metavante Corporation[38]

[32]	Filing and recordation of inventor assignments at the USPTO necessary, unless such assignments have already been filed.
[33]	Filing and recordation of inventor assignments at the USPTO necessary, unless such assignments have already been filed.
[34]	Filing and recordation of inventor assignments at the USPTO necessary, unless such assignments have already been filed.
[35]	Filing and recordation of inventor assignments at the USPTO necessary, unless such assignments have already been filed.
[36]	Filing and recordation of inventor assignments at the USPTO necessary, unless such assignments have already been filed.
[37]	Filing and recordation of inventor assignments at the USPTO necessary, unless such assignments have already been filed.
[38]	Filing and recordation of inventor assignments at the USPTO necessary, unless such assignments have already been filed.

6-16

Patent Title	Patent (App.) No.	Issue (Filing) Date	Owner
Medical savings accounts with investment and loan account access	(11/627,138)	(01/25/2007)	Metavante Corporation[39]

E-coupon system and method	(11/741,426)	(04/27/2007)	Metavante Corporation[40]

Payment system and method	(60/265,550)	(01/30/2001)	Metavante Corporation[41]

Realtime financial transaction notification	(10/092,262)	(03/06/2002)	Metavante Corporation[42]

Method and apparatus for storing, retrieving, and processing multi-dimensional customer transaction and associated demographic data sets in memory cells and data lists	6,182,060	01/30/2001	NuEdge Systems, LLC[43]

E-critter game for teaching personal values and financial responsibility to a child	6,729,884	05/04/2004	Metavante Corporation

Data processing technique for formatting data files subject to a high volume of changes	6,886,018	04/26/2006	Metavante Corporation

System and method for managing mail/bills through a central location	6,934,691	08/23/2005	Metavante Corporation

[39]	Filing and recordation of inventor assignments at the USPTO necessary, unless such assignments have already been filed.
[40]	Filing and recordation of inventor assignments at the USPTO necessary, unless such assignments have already been filed.
[41]	Filing and recordation of inventor assignments at the USPTO necessary, unless such assignments have already been filed.
[42]	Filing and recordation of inventor assignments at the USPTO necessary, unless such assignments have already been filed.
[43]	Title update (merger to Metavante Corporation) necessary. Filing and recordation of inventor assignments and release of security interest (from Metromail Corporation) at the USPTO necessary.

6-17

Patent Title	Patent (App.) No.	Issue (Filing) Date	Owner
Non-algorithmic vectored steganography	7,222,365	05/22/2007	Metavante Corporation

6-18

NYCE Payments Network, LLC

Trademark	Reg. (App.) No.	Issue (Filing) Date	Owner
DEBITALERT	(76/568,932)	(01/06/2004)	NYCE Corporation[44]

N2	3,134,070	08/22/2006	NYCE Corporation[45]

NEW YORK CASH EXCHANGE	1,373,041	11/26/1985	NYCE Corporation[46]

NYCE	1,375,051	12/10/1985	NYCE Corporation[47]

NYCE	2,333,108	03/21/2000	NYCE Corporation[48]

NYCE Design	1,505,133	09/20/1988	NYCE Corporation[49]

NYCE Design	1,707,197	08/11/1992	NYCE Corporation[50]

NYCE Design	2,333,109	03/21/2000	NYCE Corporation[51]

[44]	Title update (merger/name change to NYCE Payments Network, LLC) necessary.
[45]	Title update (merger/name change to NYCE Payments Network, LLC) necessary.
[46]	Title update (merger/name change to NYCE Payments Network, LLC) necessary.
[47]	Title update (merger/name change to NYCE Payments Network, LLC) necessary.
[48]	Title update (merger/name change to NYCE Payments Network, LLC) necessary.
[49]	Title update (merger/name change to NYCE Payments Network, LLC) necessary.
[50]	Title update (merger/name change to NYCE Payments Network, LLC) necessary.

6-19

Trademark	Reg. (App.) No.	Issue (Filing) Date	Owner

SAFEDEBIT	(76/578,585)	(03/02/2004)	NYCE Corporation[52]

SAFEDEBIT	(78/544,819)	(01/10/2005)	NYCE Corporation[53]

SUM “BUDDY” NYCE and Design	3,029,744	12/13/2005	NYCE Corporation[54]

SUM and Design	2,391,336	10/03/2000	NYCE Corporation[55]

SUM BUDDY	2,960,338	06/07/2005	NYCE Corporation[56]

[51]	Title update (merger/name change to NYCE Payments Network, LLC) necessary.
[52]	Title update (merger/name change to NYCE Payments Network, LLC) necessary.
[53]	Title update (merger/name change to NYCE Payments Network, LLC) necessary.
[54]	Title update (merger/name change to NYCE Payments Network, LLC) necessary.
[55]	Title update (merger/name change to NYCE Payments Network, LLC) necessary.
[56]	Title update (merger/name change to NYCE Payments Network, LLC) necessary.

6-20

Printing for Systems, Inc.

Trademark	Reg. (App.) No.	Issue (Filing) Date	Owner
LAZER QWIK IDENTIFICATION SYSTEM and Design	1,704,906	08/04/1992	Printing for Systems, Inc.

PS and Design	1,467,317	12/01/1987	Printing for Systems, Inc.

PSICARD Stylized	2,572,102	05/21/2002	Printing for Systems, Inc.

QWIK ELECT	(76/559,921)	(10/31/2003)	Printing for Systems, Inc.

THE SYSTEM IS THE DIFFERENCE	1,465,464	11/17/1987	Printing for Systems, Inc.

Patent Title	Patent No.	Issue Date	Owner
Shipping label	5,520,990	05/28/1996	Printing for Systems, Inc.

Printing system and method	7,180,617	02/20/2007	Printing for Systems, Inc.[57]

[57]

Correction of error or gap in chain of title (Metavante Corporation is listed as the original assignee in the Public PAIR database, but does not appear in any of the post-issuance transactions in the USPTO Assignments database) necessary.

6-21

Treev LLC

Trademark	Reg. (App.) No.	Issue (Filing) Date	Owner
DATATREEV	2,327,324	03/07/2000	Treev, LLC[58]

DOCUTREEV	2,327,323	03/07/2000	Treev, LLC[59]

OMNITREEV	2,327,326	03/07/2000	Treev, LLC[60]

TREEV	1,522,495	01/31/1989	Treev, LLC[61]

TREEV PROVEN SOLUTIONS REAL RESULTS and Design	2,912,770	12/21/2004	Treev, L.L.C.[62]

TREEV PROVEN SOLUTIONS REAL RESULTS and Design	3,060,211	02/21/2006	Treev, LLC[63]

Patent Title	Patent No.	Issue Date	Owner
Enterprise multimedia data processing system and method using scalable object-based architecture	5,720,036	02/17/1998	Treev, LLC[64]

[58]	Correction of clerical error in name (from Treev, LLC to Treev LLC) necessary.
[59]	Correction of clerical error in name (from Treev, LLC to Treev LLC) necessary.
[60]	Correction of clerical error in name (from Treev, LLC to Treev LLC) necessary.
[61]	Correction of clerical error in name (from Treev, LLC to Treev LLC) necessary.
[62]	Correction of clerical error in name (from Treev, LLC to Treev LLC) necessary.
[63]	Correction of clerical error in name (from Treev, LLC to Treev LLC) necessary.

6-22

Copyright Title	Reg. No.	Issue Date	Owner
AutoTREEV 1.0	TX4957169	03/12/1999	Treev, Inc.[65]

AutoTREEV 1.0 server	TX4957043	03/12/1999	Treev, Inc.[66]

DataTREEV 1.0	TX4957018	03/12/1999	Treev, Inc.[67]

DocuTREEV 1.0	TX4957042	03/12/1999	Treev, Inc.[68]

OmniTREEV 1.0	TX4961377	03/12/1999	Treev, Inc.[69]

ETREEV	TX5136554	02/07/2000	Treev, Inc.[70]

[64]

Correction of clerical error in name (from Treev, LLC to Treev LLC) necessary. Filing and recordation of a release (against a security interest granted by TREEV, Inc. to Greyrock Capital, a division of Nationscredit Commercial Corporation on 2/26/99, recorded by the USPTO at reel/frame 9827/0745 on 3/23/99) necessary.

[65]

Correction of clerical error in name (from Treev, LLC to Treev LLC) necessary. Filing and recordation of a release of security interest (granted by Treev, Inc. to Greyrock Capital, a division of Nationscredit Commercial Corporation on 02/26/1999; recorded by the Copyright Office on 03/23/1999) necessary.

[66]

Correction of clerical error in name (from Treev, LLC to Treev LLC) necessary. Filing and recordation of a release of security interest (granted by Treev, Inc. to Greyrock Capital, a division of Nationscredit Commercial Corporation on 02/26/1999; recorded by the Copyright Office on 03/23/1999) necessary.

[67]

Correction of clerical error in name (from Treev, LLC to Treev LLC) necessary. Filing and recordation of a release of security interest (granted by Treev, Inc. to Greyrock Capital, a division of Nationscredit Commercial Corporation on 02/26/1999; recorded by the Copyright Office on 03/23/1999) necessary.

[68]

Correction of clerical error in name (from Treev, LLC to Treev LLC) necessary. Filing and recordation of a release of security interest (granted by Treev, Inc. to Greyrock Capital, a division of Nationscredit Commercial Corporation on 02/26/1999; recorded by the Copyright Office on 03/23/1999) necessary.

[69]

Correction of clerical error in name (from Treev, LLC to Treev LLC) necessary. Filing and recordation of a release of security interest (granted by Treev, Inc. to Greyrock Capital, a division of Nationscredit Commercial Corporation on 02/26/1999; recorded by the Copyright Office on 03/23/1999) necessary.

6-23

Valutec Card Solutions, LLC

Trademark	Reg. (App.) No.	Issue (Filing) Date	Owner
JUMPSTART	3,078,471	04/11/2006	Valutec Card Solutions, Inc.[71]

LAUNCHBOX	3,078,472	04/11/2006	Valutec Card Solutions, Inc.[72]

VALUTEC	2,905,072	11/23/2004	Valutec Card Solutions, Inc.[73]

[70]

Correction of clerical error in name (from Treev, LLC to Treev LLC) necessary. Filing and recordation of a release of security interest (granted by Treev, Inc. to Greyrock Capital, a division of Nationscredit Commercial Corporation on 02/23/2000; recorded by the Copyright Office on 03/02/2000) necessary.

[71]	Title update (to Valutec Card Solutions, LLC) necessary.
[72]	Title update (to Valutec Card Solutions, LLC) necessary.
[73]	Title update (to Valutec Card Solutions, LLC) necessary.

6-24

VECTORsgi, Inc.

Trademark	Reg. (App.) No.	Issue (Filing) Date	Owner
V and Design	3,135,479	08/29/2006	VECTORsgi, Inc.

VECTOR	1,769,783	05/11/1993	VECTORsgi, Inc.

VECTOR:ADJUSTMENTS	1,933,692	11/07/1995	VECTORsgi, Inc.

VECTOR:ANALYSIS	1,933,691	11/07/1995	VECTORsgi, Inc.

VECTOR:CASH	2,308,618	01/18/2000	VECTORsgi, Inc.

VECTOR:CLEARING	1,933,694	11/07/1995	VECTORsgi, Inc.

VECTOR:CONNEXION	1,933,674	11/07/1995	VECTORsgi, Inc.

VECTOR:DELIVERY	2,287,445	10/19/1999	VECTORsgi, Inc.

VECTOR:FIVE	1,942,325	12/19/1995	VECTORsgi, Inc.

VECTOR:INQUIRY	1,933,669	11/07/1995	VECTORsgi, Inc.

VECTOR:KITE	1,933,670	11/07/1995	VECTORsgi, Inc.

VECTOR:MICROFILM	1,933,677	11/07/1995	VECTORsgi, Inc.

VECTOR:NOTIFICATION	1,933,676	11/07/1995	VECTORsgi, Inc.

VECTOR:PREDECISION	1,933,702	11/07/1995	VECTORsgi, Inc.

VECTOR:PRESENTMENT	1,933,701	11/07/1995	VECTORsgi, Inc.

VECTOR:RECONCILE	1,932,003	10/31/1995	VECTORsgi, Inc.

VECTOR:RETURNS	1,932,004	10/31/1995	VECTORsgi, Inc.

VECTOR:SORT	1,933,699	11/07/1995	VECTORsgi, Inc.

VECTOR:STORAGE	2,284,941	10/12/1999	VECTORsgi, Inc.

VECTOR:TRACKING	1,933,683	11/07/1995	VECTORsgi, Inc.

6-25

Patent Title	Patent No.	Issue Date	Owner
System and method for evaluating fraud suspects	(09/545,046)	(04/07/2000)	VECTORsgi, Inc.[74]

System and method for processing exception items	(09/560,745)	(04/28/2000)	VECTORsgi, Inc.[75]

Method and system for check image sorting deposits	(10/914,918)	(08/10/2004)	VECTORsgi, Inc.[76]

Method and system for verifying check images	(10/993,814)	(11/19/2004)	VECTORsgi, Inc.

Method and system for retaining MICR code format	(11/060,655)	(02/17/2005)	VECTORsgi, Inc.

System and method for embedding check data in a check image	(11/115,015)	(04/25/2005)	VECTORsgi, Inc.

System and method for processing electronic payments	(11/120,267)	(05/02/2005)	VECTORsgi, Inc.

Method and system for online communication between a check sorter and a check processing system	(11/149,776)	(06/09/2005)	VECTORsgi, Inc.

System and method for consumer opt-out of payment conversions	(11/211,012)	(08/24/2005)	VECTORsgi, Inc.

Method and system for online communication between a check sorter and a check processing system	6,608,274	08/19/2003	VECTORsgi, Inc.

[74]	Filing and recordation of inventor assignments at the USPTO necessary, unless such assignments have already been filed.
[75]	Filing and recordation of inventor assignments at the USPTO necessary, unless such assignments have already been filed.
[76]	Filing and recordation of inventor assignments at the USPTO necessary, unless such assignments have already been filed.

6-26

Patent Title	Patent No.	Issue Date	Owner
Method and system for online communication between a check sorter and a check processing system	6,924,450	08/02/2005	VECTORsgi, Inc.

Method and system for emulating a check sorter	6,985,617	01/10/2006	VECTORsgi, Inc.

Method and system for duplicate commercial paper detection	7,028,886	04/18/2006	VECTORsgi, Inc.

Method and system for emulating a check sorter	7,177,456	02/13/2007	VECTORsgi, Inc.

Method and system for processing images for a check sorter	7,177,840	02/13/2007	VECTORsgi, Inc.

Method and system for duplicate commercial paper detection	7,178,721	02/20/2007	VECTORsgi, Inc.

Method and system for online communication between a check sorter and a check processing system	7,178,723	02/20/2007	VECTORsgi, Inc.

6-27

Vicor, Inc.

Trademark	Reg. (App.) No.	Issue (Filing) Date	Owner
RIDS	2,344,074	04/18/2000	Vicor, Inc.

VICOR	2,129,384	01/13/1998	Vicor, Inc.

VICOR	2,962,265	06/14/2005	Vicor, Inc.

6-28

Schedule 7

COMMERCIAL TORT CLAIMS

None.

7-1

ACKNOWLEDGEMENT AND CONSENT***

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of November 1, 2007 (the “Agreement”), made by the Grantors parties thereto for the benefit of JPMORGAN CHASE BANK, N.A., as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) of the Agreement.

3. The terms of Section 6.3(c) of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

***	This consent is necessary only with respect to any Issuer which is not also a Grantor. This consent may be modified or eliminated with respect to any Issuer that is not controlled by a Grantor. If a consent is required, its execution and delivery should be included among the conditions to the initial borrowing specified in the Credit Agreement.

Annex 1 to

Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of                             , 2007, made by                                                       (the “Additional Grantor”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

WITNESSETH :

WHEREAS, METAVANTE TECHNOLOGIES, INC. (“Holdings”), METAVANTE CORPORATION (the “Borrower”), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of November 1, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of November 1, 2007 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the ratable benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

2

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

6-2

Annex 1-A to

Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5

Supplement to Schedule 6

[Supplement to Schedule 7]